Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Concrete Pumpings Holdings, Inc. of our report dated January 29, 2019, relating to the consolidated financial statements of Concrete Pumping Holdings, Inc. and Subsidiaries, which is incorporated by reference  in Concrete Pumping Holdings, Inc.’s Current Report on Form 8-K/A dated January 29, 2019.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Dallas, Texas

March 6, 2019